Exhibit 99.1

Dialogic Enters Into Merger Agreement with Novacap TMT

Transaction to eliminate all term loan debt

Parsippany, N.J. – Dialogic Inc. (OTCQB:DLGC), the Network Fuel® company, today announced that it has entered into a definitive merger agreement with entities affiliated with Novacap TMT IV, L.P., an investment fund focused on technology, media and telecommunications and part of the Novacap group, a leading Canadian private equity firm.

The Dialogic Board of Directors, acting on the unanimous recommendation of a special committee of independent directors, approved a merger agreement under which Novacap will acquire Dialogic, subject to a number of conditions set out in the merger agreement.

Under the terms of the merger agreement, an affiliate of Novacap will commence a tender offer for all outstanding shares of Dialogic common stock at an offer price of $0.15 per share within 10 business days. The total cash consideration of $35.3 million will be split among Dialogic stockholders (including certain funds managed by Tennenbaum Capital Partners, LLC (the “Tennenbaum Funds”)), who will receive $0.15 in cash for each share of Dialogic common stock they hold, and the Tennenbaum Funds which will receive the balance of the purchase price (approximately $34.2 million). The Tennenbaum Funds will receive that in exchange for approximately $78.3 million of term loan debt which will be canceled and eliminated from Dialogic’s capital structure, and $8.75 million of term loan debt which will be converted into Dialogic common stock prior to the closing of the tender offer pursuant to an exchange agreement, at a conversion price equal to the $0.15 offer price in the tender offer, and will subsequently be sold by the Tennenbaum Funds into the tender offer. Following the closing of the tender offer, the affiliate of Novacap will own more than 90% of Dialogic’s common stock and such affiliate is expected to merge with and into Dialogic without further action required from Dialogic’s stockholders. Stockholders who do not tender their shares in the tender offer (and do not exercise appraisal rights in accordance with Delaware law) will receive consideration per share equal to the offer price as a result of the merger.

“After an extensive review of Dialogic’s strategic alternatives with management and our financial advisors, a Special Committee of independent directors has determined that a merger with Novacap provides the best value for Dialogic’s stockholders,” said Pat Jones, Chairman of Dialogic’s Board of Directors and a member of the Special Committee. Dialogic’s Board of Directors has approved and declared advisable the merger agreement, the tender offer and related transaction documents, determined that the transaction is fair to and in the best interests of Dialogic’s stockholders, and resolved to recommend acceptance of the tender offer by stockholders and, if required, adoption of the merger agreement and approval of the merger by the stockholders.

“We welcome this partnership with Novacap and are excited by our combined ability to unlock Dialogic’s full potential for our customers and employees,” said Kevin P. Cook, president and CEO, Dialogic. “We have established leadership in high-value segments such as rich media processing, including WebRTC, and intelligent call control, including VOIP and mobile signaling and switching. These focused investments, combined with a greatly improved operating structure, better support our customers in accelerating their shift towards Network Functions Virtualization (NFV) and Cloud-based business models. Dialogic is truly poised to help our customers make the most of their mission-critical network and application investments.”

“As a firm focused on investing in high potential technology companies, we see Dialogic as being well positioned to capitalize on the key shifts impacting their industry. Dialogic’s long term strategic and deployment plan is completely aligned with the interests of their customers,” said Stephane Tremblay, senior partner of Novacap. “We are confident in Dialogic’s expertise in multi-protocol networking and ability to deploy virtualized software solutions as an important competitive advantage.”

The transaction is expected to be completed during the fourth quarter of 2014, subject to the completion of the tender offer and other closing conditions. There is no financing condition to the obligations of Novacap to consummate the transaction.

For further information regarding all terms and conditions contained in the definitive merger agreement, please see Dialogic’s Current Report on Form 8-K, Schedule 14D-9, Novacap’s Schedule TO and other documents which will be filed with the SEC in connection with this transaction.

Sagent Advisors is serving as exclusive financial advisor to Dialogic and its board of directors. Sheppard, Mullin, Richter & Hampton LLP is acting as legal advisor to Dialogic in connection with the transaction. Park Jensen Bennett LLP is acting as legal advisor to the special committee of the Dialogic board of directors. Schulte, Roth & Zabel LLP is acting as legal advisor to Tennenbaum Capital Partners, LLC. Goodwin Procter LLP is acting as legal advisor to Novacap.

About the Transaction

In connection with the proposed merger, an affiliate of Novacap will make a cash tender offer to purchase all of the outstanding shares of Dialogic common stock for $0.15 per share. The tender offer is expected to commence within 10 business days and will remain open for a minimum of 20 business days. Following completion of the tender offer, the affiliate of Novacap intends to implement a second-step merger pursuant to which all remaining shares of Dialogic common stock not tendered in the offer will be converted into the right to receive the same cash price per share as in the offer. Upon completion of the merger, Dialogic will become a wholly-owned subsidiary of the Novacap affiliate, will cease to be quoted on the OTCQB, and will be deregistered from the SEC meaning that it will no longer be required to file annual reports, proxy statements or other documents with the SEC.

Important Information for Stockholders

The tender offer described in this announcement has not yet been commenced. This announcement and the description contained herein is neither an offer to purchase nor a solicitation to sell shares of Dialogic. At the time the tender offer is commenced, Novacap intends to file a Tender Offer Statement on Schedule TO with the U.S. Securities and Exchange Commission containing an offer to purchase, forms of letters of transmittal and other documents relating to the tender offer, and Dialogic intends to file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. Dialogic and the Novacap affiliate intend to mail these documents to stockholders of Dialogic. These documents will contain important information about the tender offer and stockholders of Dialogic are urged to read them carefully and in their entirety when they become available including any amendments thereto, prior to making any decisions with respect to the tender offer because they contain important information, including the terms and conditions of the tender offer. Stockholders of Dialogic may obtain a free copy of these documents, when they become available, and any other documents filed by Dialogic or Novacap with the SEC at the SEC’s Web site at www.sec.gov.

In addition, stockholders will also be able to obtain a free copy of these documents (when they become available) from Dialogic by directing such request to Dialogic Inc., 4 Gatehall Drive, Parsippany, NJ 07054 Attention: Investor Relations; Telephone: 973-967-6425.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give Dialogic’s current expectations or forecasts of future events. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertanities and are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those currently anticipated due to a number of risk and uncertainties. These uncertainties and other factors also include, but are not limited to, risks associated with this transaction, including the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, the inability to complete the transaction due to the failure to close the tender offer or the failure to satisfy other conditions to completion of the proposed merger, including that a governmental entity or transaction litigation may prohibit, delay or result in the failure to obtain any approval required for the consummation of the transaction, risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction, the effect of the announcement of the proposed merger on the Company’s relationships with its customers, employees, suppliers, and its operating results and business generally, uncertainties as to the timing of the tender offer and the merger, the possibility that competing offers will be made, limitations on borrowings under Dialogic’s credit facility, Dialogic’s ability to control operating expenses and costs, and the competitive environment in which Dialogic operates and the challenge in maintaining its competitive position. Dialogic undertakes no obligation to update any of these statements except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Accordingly, any forward-looking statement should be read in conjunction with the additional information about risks and uncertainties set forth in Dialogic’s Securities and Exchange Commission reports, including Dialogic’s annual report on Form 10-K for the year ended December 31, 2013 (as amended) and its quarterly report on Form 10-Q for the quarter ended June 30, 2014.

About Dialogic

Dialogic, the Network Fuel® company, inspires the world’s leading service providers and application developers to elevate the performance of media-rich communications across the most advanced networks. We boost the reliability of any-to-any network connections, supercharge the impact of applications and amplify the capacity of congested networks. Forty-eight of the world’s top 50 mobile operators and nearly 3,000 application developers rely on Dialogic to redefine the possible and exceed user expectations. For more information on Dialogic and the communications solutions energized by our technology, visit www.dialogic.com.

About Novacap

Novacap is one of Canada’s leading private equity firms. Since 1981, its unique collaborative approach with entrepreneurs, based on deep operational expertise and active management of its investment, has helped accelerate growth and maximize value for many companies across North America. With assets under management of over $1.2 billion, Novacap is among Canada’s largest private equity firms. Novacap’s culture is based on creating long-term value through an investment philosophy focused on discipline and growth. With an experienced management team and substantial financial resources Novacap is well positioned to continue building world-class companies. For more information, visit www.novacap.ca.

Dialogic and Network Fuel are either registered trademarks or trademarks of Dialogic Inc. or a subsidiary thereof (“Dialogic”). Other trademarks mentioned and/or marked herein belong to their respective owners. (DLGC-IR)

Contact Information

Andrew Goldberg

Dialogic Inc.

SVP, Strategy & Marketing

+1 973 967 6425

andrew.goldberg@dialogic.com

Justine Boucher

Metis Communications

+1 617 236 0500

dialogic@metiscomm.com

Source : Dialogic Inc.